Shoreline Pacific
                      Institutional Finance

                    The Institutional Division
October 25, 1995      of Financial West Group

Via Facsimile
(512-445-0583)

Mr. Michael G. Semmens
Chairman
Electrosource, Inc.
3800 Drossett Drive
Austin, TX   78744

Dear Mr. Semmens:

We are writing to confirm our understanding with respect to the placement of up to Five Million Dollars ($5,000,000) U.S. principal amount of Convertible Debentures (the "Debentures"), convertible into shares of common stock (the "Common Shares") of Electrosource Inc. (ELSI) (the "Company"). The Debentures will be convertible into Common Shares at the option of the holders sixty (60) days after the closing of the purchase of the Debentures (the "Closing") at a conversion price of twenty-five percent (25%) off the Closing Price of the Common Shares. The Debentures will bear interest at Eight percent (8%) per annum, payable quarterly in arrears, on any unconverted portion thereof. If a holder converts a Debenture during any quarter, the Company will pay the holder the pro-rata portion of accrued interest on the Debenture on the date of conversion. Any Debentures remaining outstanding on the second anniversary of the purchase thereof will be automatically converted into Common Shares on such date. As used herein, the term "Closing Price" refers to the average closing bid prices of the Common Shares as reported by Bloomberg, L.P. over the five-day period ending on the day prior to the conversion date in question.

The Company agrees to pay Shoreline Pacific, Institutional Finance Division of Financial West Group ("Shoreline Pacific") a commission of Eight percent (8%) of the principal amount of Debentures sold, said fee to be deducted from the Company's gross proceeds and paid to Shoreline Pacific from the escrow upon closing. In addition, the Company will pay Shoreline Pacific with 15,000 two (2) year warrants per million dollars of Debentures sold, and the pro-rata portion of any amount that is not a multiple of $1,000,000, payable to Shoreline Pacific or its designee. The warrants will be issued at the Closing Price of the Shares and will be in the form annexed hereto as Exhibit 1. Our engagement shall be for a period (the "Engagement Period") commencing on the date Shoreline Pacific receives written approval, in the form attached hereto as Attachment "A," of the form of subscription documents, and extending through and including Ten (10) business days from such date. There may be multiple closings within the Engagement Period (each a "Closing").

During the Engagement Period, we shall have the exclusive right to identify buyers for the Debentures. We will also assist in arrangements for the Closings. Our identification and solicitation of potential investors will be conducted in compliance with Rule 903 of Regulation S, promulgated under the Securities Act of 1933, as amended, and in compliance with the laws of each jurisdiction in which the offering is conducted. We will use no offering materials other than your publicly-filed reports and such other materials, including a subscription agreement, as you shall have approved. Each investor will be required to execute a standard form of subscription agreement, which will include, without limitation, representations regarding domicile, method of offering, and reliance only on specified offering materials.

In the event this placement and any other placement completed by Shoreline Pacific for the Company, is completed in the amount of at least $4,000,000, you agree not to offer any other shares of the Company's common stock, or any other securities convertible into shares of the Company's common stock, pursuant to a discounted transaction for 90 days from the end of the Engagement Period. If you wish to make any further sales within that 90-day period, you will offer the stock on a right-of-first-refusal basis to Shoreline Pacific, which will have five (5) business days from the time of the offer to accept or reject it. If Shoreline Pacific rejects the offer, the Company shall be permitted to proceed with the additional offering.

You hereby agree to the foregoing, agree to use your reasonable best efforts to assist our participation in this transaction, and agree not to take any actions which will be materially detrimental to our selling efforts. You undertake and represent to us that the number of Debentures necessary to fulfill the placement referred to herein will be available at the Closings and that the number of Common Shares issuable upon conversion of the Preferred Shares will be available upon each conversion date. You further agree, in consideration of our identification of buyers for the Debentures as set out above, to be fully bound by the Indemnification Provisions which are attached hereto as Attachment "B" and which are hereby incorporated by reference.

Please acknowledge by your signature below that, for a period of two (2) years after the date of this letter agreement, you will not contact any purchaser of Debentures for the purpose of entering into a securities transaction with such institution unless such transaction is effected through Shoreline Pacific upon terms acceptable to Shoreline Pacific.

We look forward to working with you,

Sincerely,                              Agreed and Accepted:

        /s/                                       /s/
Harlan P. Kleiman                       Michael G. Semmens
Executive Vice President                Chairman
Institutional Sales                     Electrosource Inc.
                                   Date:



                                LETTER AGREEMENT #2, Attachment A

                            APPROVAL

     The undersigned hereby approves the use of the Form of Offshore Convertible Securities Subscription Agreement attached hereto as Exhibit 1 and the Form of Debenture attached hereto as
Exhibit 2 in connection with the placement of Convertible Debentures of Electrosource Inc. by Shoreline Pacific, Institutional Finance Divisions of Financial West Group ("Shoreline Pacific") referred to in the Engagement Letter between Electrosource and Shoreline Pacific dated October 25, 1995. This Approval may be sent to Shoreline Pacific by facsimile to (415) 380-8911 and shall be effective upon transmission thereof, or may be sent by any other method so long as Shoreline Pacific receives proof of the date of such delivery. The Ten (10) business day period referred to in the Engagement Letter will commence following receipt of this Approval by Shoreline Pacific, in the manner set forth above. In the event this Approval is not received by Shoreline Pacific until after 12:00 noon Pacific Standard Time, the Engagement Period will commence the following day.



                                             /s/
                                        Michael G. Semmens
                                        Chairman
                                        Electrosource Inc.
                                        Date:

                                LETTER AGREEMENT #2, Attachment B

                   Indemnification Provisions

      Electrosource, Inc. (the "Company") agrees to indemnify and hold harmless Shoreline Pacific, Institutional Finance Division of Financial West Group ("Shoreline Pacific") and its agents, employees, affiliates, control persons, and successors and assignees (collectively, the "Indemnitees" and each individually an "Indemnitee") from and against any and all losses, claims, damages, liabilities, obligations, penalties, judgments, awards, costs, expenses, and disbursements (and any and all actions, suits, proceedings, and investigations in respect thereof) and any and all legal and other costs, expenses, or disbursements relating thereto, including, without limitation, any loss occasioned by the Indemnitees or prospective purchasers of the Shares identified by Shoreline Pacific by reason of the Shares not being available upon any Closing, for whatever reason, and including the costs, expenses, and disbursements, as and when incurred, of investigating, preparing, or defending any such action, suit, proceeding, or investigation (whether or not in connection with litigation in which any Indemnitee is a party), directly or indirectly, caused by, relating to, based upon, arising out of or in connection with (a) any Indemnitee acting for the Company, including, without limitation, any act or omission by any Indemnitee in connection with its acceptance of or the performance or non-performance of the Indemnitee's obligation under the letter agreement dated October 25, 1995, between Shoreline Pacific and the Company, as it may be amended from time to time (the "Agreement"), or (b) any untrue statement or alleged untrue statement of a material fact contained in, or omissions or alleged omissions from, information furnished by the Company to any Indemnitee or any prospective purchaser, provided, however, such indemnity agreement shall not apply to any portion of any such loss, claim, damage, obligation, penalty, judgment, award, liability, cost, expense or disbursement to the extent it is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) to have resulted primarily and directly from the gross negligence or willful misconduct of the Indemnitee seeking indemnification hereunder. The Company also agrees that the Indemnitees shall not have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company or to any person (including, without limitation, Company shareholders) claiming through the Company for or in connection with the engagement of Shoreline Pacific or for or in connection with the acts or omissions of any Indemnitee except to the extent that any such liability is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) to have resulted primarily and directly from the gross negligence or willful misconduct of the Indemnitee seeking indemnification. These Indemnification Provisions shall be in addition to any liability which the Company may otherwise have to the Indemnitees or the buyer in the transaction contemplated by the Agreement.

       If  any  action,  suit,  proceeding  or  investigation  is commenced, as to which any Indemnitee proposes to demand indemnification, the Indemnitee shall notify the Company with reasonable promptness; provided, however, that any failure by an Indemnitee to notify the Company shall not relieve the Company from its obligations hereunder. Each Indemnitee shall have the right to retain counsel of its own choice to represent it, and the Company shall pay the fees, expenses and disbursements of such counsel; and such counsel shall, to the extent consistent with its professional responsibilities, cooperate with the Company and any counsel designated by the Company. The Company shall be liable for any payment of any award or settlement of any claim against any Indemnitee made with the Company's written consent, which consent shall not be unreasonably withheld. The company shall not, without the prior written consent of the Indemnitee seeking indemnification, settle or compromise any claim, or permit a default or consent to the entry of any judgment in respect thereof, unless such settlement, compromise or consent includes, as an unconditional term thereof, the giving by the claimant to the Indemnitee seeking indemnification an unconditional release from all liability in respect of such claim.

      In order to provide for just and equitable contribution, if a claim for indemnification pursuant to these Indemnification Provisions is made but is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) that such indemnification may not be enforced in such case, even though the express provisions hereof provide for indemnification in such case, then the Company, on the one hand, and the Indemnitees on the other hand, shall contribute to the losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses and disbursements to which the indemnified persons may be subject in accordance with the relative benefits received by the Company, on the one hand, and the Indemnitees, on the other hand, in connection with the statements, acts or omissions which resulted in such losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses and disbursements, and the relevant equitable considerations shall also be considered. No person found liable for a fraudulent misrepresentation shall be entitled to contribution from any person who is not also found liable for such fraudulent misrepresentation. Notwithstanding the foregoing, the Indemnitees shall not be obligated to contribute any amount hereunder that exceeds the amount of fees actually received by Shoreline Pacific pursuant to the Agreement.

      Neither  termination nor completion of  the  engagement  of
Shoreline   Pacific   referred  to  above  shall   affect   these
Indemnification Provisions, which shall then remain operative and in full force and effect.

                                  LETTER AGREEMENT #2,  Exhibit 1

NEITHER THIS WARRANT NOR ANY SHARES OF COMMON STOCK ISSUABLE UPON THE EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER (THE "SECURITIES ACT"). THIS WARRANT AND THE COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT MAY NOT BE OFFERED, SOLD, OR OTHERWISE TRANSFERRED IN THE ABSENCE OF REGISTRATION UNDER THE SECURITIES ACT OR SUCH OFFER, SALE OR TRANSFER IS EXEMPT FROM SUCH REGISTRATION.

            COMMON STOCK PURCHASE WARRANT CERTIFICATE

                   Dated:  October ____, 1995

                      [Number ( )] Warrants

                 to Purchase [Number ( )] Shares

           of Common Stock, $0.10 Par Value Per Share

     ELECTROSOURCE, INC., a Delaware corporation (the "Company"), hereby certifies that [Holder], its permissible transferees, designees, successors and assigns (collectively, the "Holder"), for value received, is entitled to purchase from the Company at any time commencing on October __, 1995 up to [Number] ( ) shares (the "Shares") of the Company's common stock, par value $0.10 per share (the "Common Stock"), at [$_____] per share (the "Exercise Price").

     1. Exercise of Warrants. Upon presentation and surrender of this Common Stock Purchase Warrant Certificate ("Warrant Certificate" or "this Certificate"), with the attached Purchase Form duly executed, at the principal office of the Company at 3800 Drossett Drive, Austin, TX 78744, together with a check payable to the Company in the amount of the Exercise Price multiplied by the number of Shares being purchased, the Company, or the Company's Transfer Agent as the case may be, shall deliver to the holder hereof, certificates of Common Stock which in the aggregate represent the number of Shares being purchased. All or less than all of the Warrants represented by this Certificate may be exercised and, in case of the exercise of less than all, the Company, upon surrender hereof, will deliver to the holder a new Warrant Certificate or Certificates of like tenor and dated the date hereof entitling said holder to purchase the number of Shares represented by this Certificate which have not been exercised and to receive Registration Rights with respect to such Shares.

     2. Exchange and Transfer. This Certificate at any time prior to the exercise hereof, upon presentation and surrender to the Company, may be exchanged, alone or with other Certificates of like tenor registered in the name of the same holder, for another Certificate or Certificates of like tenor in the name of such holder exercisable for the aggregate number of Shares as the Certificate or Certificates surrendered.

     3.  Rights and Obligations of Holders of this Certificate.
(a) The holder of this Certificate shall not, by virtue hereof, be entitled to any rights of a stockholder in the Company, either at law or in equity; provided, however, that in the event any certificate representing shares of Common Stock or other securities is issued to the holder hereof upon exercise of some or all of the Warrants, such holder shall, for all purposes, be deemed to have become the holder of record of such Common Stock on the date on which this Certificate, together with a duly executed Purchase Form, was surrendered and payment of the aggregate Exercise Price was made, irrespective of the date of delivery of such share certificate.

     (b) In case the Company shall (i) pay a dividend in Common Stock or make a distribution in Common Stock, (ii) subdivide its outstanding Common Stock into a greater number of shares, or
(iii) combine its outstanding Common Stock into a smaller number of shares (including a recapitalization in connection with a consolidation or merger in which the Company is the continuing corporation), then (x) the Exercise Price on the record date of such division or the effective date of such action shall be adjusted by multiplying such Exercise Price by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately before such event and the denominator of which is the number of shares of Common Stock outstanding immediately after such event and (y) the number of shares of Common Stock for which this Warrant Certificate may be exercised immediately before such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the Exercise Price immediately before such event and the denominator of which is the Exercise Price immediately after such event.

     (c) In case of any consolidation or merger of the Company with or into another corporation (other than any consolidation or merger in which the Company is the continuing corporation and which does not result in any reclassification of the outstanding shares of Common Stock or the conversion of such outstanding shares of Common Stock into shares or other stock or other securities or property), or the sale or transfer of the property of the Company as an entirety or substantially as an entirety, there shall be deliverable upon exercise of the Warrant Certificate (in lieu of the number of shares of Common Stock theretofore deliverable) the number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock which would otherwise have been deliverable upon the exercise of this Warrant Certificate would have been entitled upon such action if this Warrant Certificate had been exercised immediately prior to such action.

     4. Common Stock. (a) The Company covenants and agrees that all shares of Common Stock of this Warrant Certificate will, upon delivery, be duly and validly authorized and issued, fully-paid and non-assessable.

     (b) The Company covenants and agrees that it will at all times reserve and keep available an authorized number of shares of its Common Stock and other applicable securities sufficient to permit the exercise in full of all outstanding options, warrants and rights, including the Warrants.

     5. Issuance of Certificates. As soon as possible after full or partial exercise of this Warrant, the Company, at its expense, will cause to be issued in the name of and delivered to the holder of this Warrant, a certificate or certificates for the number of fully paid and non-assessable shares of Common Stock to which that holder shall be entitled on such exercise. No fractional shares will be issued on exercise of this Warrant. If on any exercise of this Warrant a fraction of a share results, the Company will pay the cash value of that fractional share, calculated on the basis of the Exercise Price. All such certificates shall bear a restrictive legend to the effect that the Shares represented by such certificate have not been registered under the Securities Act of 1933, as amended, and the Shares may not be sold or transferred in the absence of such registration or an exemption therefrom, such legend to be substantially in the form of the bold face language appearing on Page 1 of this Warrant Certificate.

     6. Disposition of Warrants or Shares. The holder of this Warrant Certificate, each transferee hereof and any holder and transferee of any Shares, by his or its acceptance thereof, agrees that no public distribution of Warrants or Shares will be made in violation of the provisions of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the "Act"). Furthermore, it shall be a condition to the transfer of the Warrants that any transferee thereof deliver to the Company his or its written agreement to accept and be bound by all of the terms and conditions contained in this Warrant Certificate.

     7. Notices. Except as otherwise specified herein to the contrary, all notices, requests, demands and other communications required or desired to be given hereunder shall only be effective if given in writing by certified or registered mail, return receipt requested, postage prepaid, or by U. S. express mail service, or by private overnight mail service (e.g. Federal Express). Any such notice shall be deemed to have been given (a) on the business day immediately subsequent to mailing, if sent by
U. S. express mail service or private overnight mail service, or
(b) three (3) business days following the mailing thereof, if mailed by certified or registered mail, postage prepaid, return receipt requested, and all such notices shall be sent to the following addresses (or to such other address or addresses as a party may have advised the other in the manner provided in this
Section 7):

          If to the Company:

          [Name]
          Electrosource, Inc.
          3800 Drossett Drive
          Austin, TX 78744

          If to the Holder:

          Harlan P. Kleiman
          Shoreline Pacific
          591 Redwood Highway, Suite 2255
          Mill Valley, CA 94941

     8. Governing Law. This Warrant Certificate and all rights and obligations hereunder shall be deemed to be made under and governed by the laws of the State of California without giving effect to the conflicts of laws provisions. The Holder hereby irrevocably consents to the venue and jurisdiction of the State and Federal Courts located in the State of California, County of Marin.

     9. Successors and Assigns. This Warrant Certificate shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

     10. Headings. The headings of various sections of this Warrant Certificate have been inserted for reference only and shall not be a part of this Certificate.

     IN WITNESS WHEREOF, the Company has caused this Warrant
Certificate to be duly executed, manually or by facsimile, by one of its officers thereunto duly authorized.

                              ELECTROSOURCE, INC.

Date:_________________        By:______________________________
                                   [Name and Title]

                      ELECTION TO PURCHASE

                  To Be Executed by the Holder
              in Order to Exercise the Common Stock
                  Purchase Warrant Certificate

     The undersigned Holder hereby irrevocably elects to exercise _______ of the Warrants represented by this Common Stock Warrant Certificate, and to purchase the shares of Common Stock issuable upon the exercise of such Warrants and requests that certificates for securities be issued in the name of:

          _________________________________________________
            (Please type or print name and address)

          _________________________________________________

          _________________________________________________

          _________________________________________________
            (Social Security or tax identification number)

and delivered to ________________________________________________
_________________________________________________________________
          (Please type or print name and address)
and, if such number of Warrants shall not be all the Warrants evidenced by this Common Stock Warrant Certificate, that a new Common Stock Warrant Certificate for the balance of such Warrants be registered in the name of, and delivered to, the Holder at the address stated below.

     In full payment of the purchase price with respect to the Warrants exercised and transfer taxes, if any, the undersigned hereby tenders payment of $__________by check or money order payable in United States currency to the order of Electrosource, Inc.

                              [HOLDER]


Dated:________________        By:_________________________________
                                 Name:
                                 Title:

                              ____________________________________
                                        (Address)

                              ___________________________________

                              ___________________________________
                              (Social Security or tax identification
                                   number)

                                         ATTACHMENT A,  EXHIBIT 1

     OFFSHORE CONVERTIBLE SECURITIES SUBSCRIPTION AGREEMENT
                    Electrosource, Inc./Buyer

                                                           [Date]

THE  SECURITIES  OFFERED HEREBY HAVE NOT BEEN  AND  WILL  NOT  BE
REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER (THE "1933 ACT"), AND MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES (AS DEFINED IN REGULATION S OF THE 1933 ACT) OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS (AS DEFINED IN REGULATION S OF THE 1933 ACT) EXCEPT PURSUANT TO REGISTRATION UNDER OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT.

      THIS OFFSHORE CONVERTIBLE SECURITIES SUBSCRIPTION AGREEMENT (hereinafter the "Agreement") has been executed by the undersigned in connection with the sale of Convertible Debentures (hereinafter the "Debentures"), convertible into shares of common stock (hereinafter the "Shares") of Electrosource, Inc. (ELSI), 3800 B Drossett Drive, Austin, Texas, 78744, a corporation organized under the laws of Delaware (hereinafter "Seller") to [Buyer], located [Address], a corporation organized under the laws of [area of incorporation] (hereinafter "Buyer"). Seller and Buyer (hereinafter collectively the "parties") each hereby represents, warrants and agrees as follows:


     1.   AGREEMENT TO SUBSCRIBE; PURCHASE PRICE

           (i) Buyer hereby subscribes for [written amount of dollars] (#) U.S. principal amount of Debentures, convertible into shares of ELSI common stock in accordance with the terms set forth in the form of Debenture attached as Exhibit A to this Agreement.

           (ii) Buyer shall pay the purchase price by delivering same day funds in United States Dollars to an escrow agent or as otherwise agreed between the parties, to be delivered to the order of Seller upon Delivery of the Debentures.

            (iii) This Agreement has been executed in connection with an offering (the "Offering") by Seller of the Debentures pursuant to Regulation S ("Regulation S") promulgated under the Securities Act of 1933, as amended (the "Securities Act"). Buyer will be notified of the date of the conclusion of the Offering.


     2.   BUYER'S REPRESENTATIONS

          Buyer represents and warrants to Seller as follows:

                (i) Buyer is not a "U.S. Person" as defined by Rule 902 of Regulation S, was not organized under the laws of any U.S. jurisdiction, and was not formed for the purpose of investing in securities not registered under the Securities Act;

                 (ii)  At  the  time  the  buy  order  for   this
          transaction was originated, Buyer was outside the United States;

                (iii)     No offer to purchase the Debentures was
          made in the United States;

               (iv) Buyer is either (a) purchasing the Debentures for its own account for investment purposes and not with a view towards distribution, or (b) acting as agent for a principal that has made the representations contained in Exhibit B hereto;

                (v)   All  subsequent offers  and  sales  of  the
          Debentures or the Shares will be made (a) outside the United States in compliance with Rule 903 or Rule 904 of Regulation S, (b) pursuant to registration of the Debentures or the Shares, respectively, under the Securities Act, or (c) pursuant to an exemption from such registration. Buyer understands the conditions of the exemption from registration afforded by Section 4(1) of the Securities Act and acknowledges that there can be no assurance that it will be able to rely on such exemption. In any case, Buyer will not resell the Debentures or the Shares to U.S. Persons or within the United States until after the end of the forty (40) day period commencing on the date of completion of the Offering (as defined above) (the "Restricted Period");

                (vi) Buyer agrees not to enter into any short sales with respect to the common stock of Seller at any time after the execution of this Agreement by Buyer and prior to the expiration of the Restricted Period.
          Buyer further agrees that, at all times after the execution of this Agreement by Buyer and prior to the expiration of the Restricted Period, it will keep its purchase of the Debentures confidential, except as required by law and except as necessary in the ordinary course of Buyer's business;

                (vii)      Buyer understands that the  Debentures
          are being offered and sold to it in reliance on specific provisions of federal and state securities laws and that Seller is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of Buyer set forth herein in order to determine the applicability of such provisions. Accordingly, Buyer agrees to notify Seller of any events which would cause the representations and warranties of Buyer to be untrue or breached at any time after the execution of this Agreement by Buyer and prior to the expiration of the Restricted Period;

               (viii)    This Agreement has been duly authorized,
          validly executed, and delivered on behalf of Buyer and is a valid and binding agreement enforceable in accordance with its terms, subject to general principles of equity and to bankruptcy or other laws affecting the enforcement of creditors' rights generally;

                (ix) Any offering documents received by Buyer include statements to the effect that neither the Debentures nor the Shares have been registered under the Securities Act and such securities may not be offered or sold in the United States or to U.S. Persons during the Restricted Period;

               (x) Buyer, in making the decision to purchase the Debentures subscribed for, has relied upon independent investigations made by it and has not relied on any information or representations made by third parties;

                (xi) In the event of resale of the Debentures or the Shares during the Restricted Period, Buyer shall provide a written confirmation or other written notice to any distributor, dealer, or person receiving a selling concession, fee, or other remuneration in respect of the Debentures or the Shares stating that such purchaser is subject to the same restrictions on offers and sales that apply to the undersigned, and shall require that any such purchaser shall provide such written confirmation or other notice upon resale during the Restricted Period; and

                (xii) Buyer has not taken any action that would cause Seller to be subject to any claim for commission or other fee or remuneration by any broker, finder, or other person and Buyer hereby indemnifies Seller against any such claim caused by the actions of Buyer or any of its employees or agents.

     3.   SELLER'S REPRESENTATIONS

          Seller represents and warrants to Buyer as follows:

                 (i) Seller is a "Domestic Issuer" and a "Reporting Issuer," as such terms are defined by Rule 902 of Regulation S. Seller has registered its common stock pursuant to Section 12(b) or (g) of the
          Securities Exchange Act of 1934, as amended (the "Exchange Act"), is in full compliance with all reporting requirements of either Section 13(a) or 15(d) of the Exchange Act, and Seller's common stock trades on the NASDAQ Small Cap Market;

                (ii) Seller has furnished Buyer with copies of Seller's most recent Annual Report on its Form 10-K filed with the Securities and Exchange Commission and all Forms 10-Q and 8K filed thereafter;

               (iii) Seller has not offered the Debentures to any person in the United States, any identifiable group of U.S. citizens abroad, or to any U.S. Person;

                (iv) At the time the buy order was originated, Seller reasonably believed Buyer was outside the United
          States and was not a U.S. Person;

                (v) Seller reasonably believes that the sale of Debentures has not been prearranged with a Buyer in the United States.

                (vi) Seller has not conducted any "directed selling efforts" with respect to the Debentures nor has Seller conducted any general solicitation (as that term is used in Regulation D under the Securities Act) with respect to any of its securities;

                (vii) The Debentures and the Shares when issued and delivered will be duly and validly authorized and issued, fully-paid and nonassessable and will not subject the holders thereof to personal liability by reason of being such holders. There are no preemptive rights of any shareholder of Seller with respect to the Debentures or the Shares;

               (viii) This Agreement has been duly authorized, validly executed and delivered on behalf of Seller and is a valid and binding agreement in accordance with its terms, subject to general principles of equity and to bankruptcy or other laws affecting the enforcement of creditors' rights generally;

                (ix) The execution and delivery of this Agreement and the consummation of the issuance of the Debentures and the Shares and the transactions contemplated by this Agreement do not and will not conflict with or result in a breach by Seller of any of the terms or provisions of, or constitute a default under, the articles of incorporation or bylaws of Seller, or any indenture, mortgage, deed of trust or other material agreement or instrument to which Seller is a party or by which it or any of its properties or assets are bound, or any existing applicable decree, judgment or order of any court, Federal or State regulatory body, administrative agency or other governmental body having jurisdiction over Seller or any of its properties or assets;

                (x) Seller is not aware of any authorization, approval or consent of any governmental body which is legally required for the issuance and sale of the Debentures as contemplated by this Agreement;

                (xi) Seller will issue one or more certificates representing the Debentures in the name of Buyer and in such denominations to be specified by Buyer prior to closing. Upon conversion of the Debentures, Seller will issue one or more certificates representing theShares in the name of Buyer without a restrictive legend and in such denominations to be specified by Buyer prior to conversion. Seller further warrants that no instructions other than these instructions, and instructions for a "stop transfer" until the end of the Restricted Period, have been given to the transfer agent and also warrants that the Debentures and the Shares shall otherwise be freely transferable by the Buyer on the books and records of Seller subject to compliance with Federal and State securities laws. Seller will notify the transfer agent of the date of completion of the Offering and of the date of expiration of the Restricted Period. Nothing in this section shall affect in any way Buyer's obligations and agreement to comply with all applicable securities laws upon resale of the Debentures or the Shares;

               (xii) Seller has taken and will take no action that will affect in any way the running of the Restricted Period or the ability of Buyer to freely resell the Debentures or the Shares in accordance with applicable securities laws and this Agreement; and

                (xiii) Seller will comply with all applicable securities laws with respect to the sale of the Debentures and the Shares, including but not limited to the filing of all reports required to be filed in connection therewith with the Securities and Exchange Commission or any stock exchange or the NASDAQ stock market or any other regulatory authority.

     4. CLOSING. Debenture certificates shall be delivered to Buyer and the funds therefor shall be delivered to Seller on Friday, November 3, 1995 or at such time to be mutually agreed.

     5.   CONDITIONS TO CLOSING.

               (i) Buyer understands that Seller's obligation to sell the Debentures is conditioned upon delivery into escrow or otherwise as agreed between Buyer and Seller by Buyer of the amount set forth in Section 1 hereof.

               (ii) Seller understands that Buyer's obligation to purchase the Debentures is conditioned upon delivery of certificate(s) representing Debentures as described herein and provision of an opinion of counsel confirming the matters et out in Section 3(i), (vii),
          (viii), (ix), and (x) above.

     6. GOVERNING LAW; INTERPRETATION. This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York. Facsimile signatures of this Agreement shall be binding on all parties hereto. All terms used herein that are defined in Regulation S under the Securities Act shall have the meanings set forth therein.


      IN WITNESS WHEREOF, this Agreement was duly executed on the date first written above.


Official Signatory of Buyer:


Official Signatory of Seller:
Electrosource, Inc.



Michael G. Semmens
                                                        President
                               SUBSCRIPTION AGREEMENT,  EXHIBIT A

         8% Convertible Debenture Due November __, 1997

                   See Attachment A, Exhibit 2



                                          ATTACHMENT A, Exhibit 2

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER (THE "1933 ACT"), AND MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO OR FOR THE ACCOUNT OR BENEFIT OF U.S. PERSONS (AS SUCH TERMS ARE DEFINED IN REGULATION S UNDER THE 1933 ACT), FOR A PERIOD OF
FORTY  (40)  DAYS  AFTER COMPLETION OF THE OFFERING  PURSUANT  TO
WHICH THESE DEBENTURES WERE ISSUED, AND THEREAFTER MAY ONLY BE OFFERED OR SOLD PURSUANT TO REGISTRATION UNDER OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT.

         8% CONVERTIBLE DEBENTURE DUE November____, 1997

$___________                                 November [   ], 1995
Number ____

       FOR   VALUE  RECEIVED,  Electrosource,  Inc.,  a  Delaware
corporation (the "Company"), hereby promises to pay to _______________________, or registered assigns (the "Holder") on November____, 1997 (the "Maturity Date"), the principal amount of ______________________________Dollars ($___________), and to pay
interest on the principal amount hereof, in such amounts, at such times and on such terms and conditions as are specified herein.

Article 1.  Interest

      The Company shall pay interest on the unpaid principal amount of this Debenture (this "Debenture") at the rate of Eight Percent (8%) per year, payable quarterly in arrears until the principal hereof is paid in full or has been converted. Interest on this Debenture shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from [date of issuance]. Interest shall be computed on the basis of a 360-day year of 12 30-day months. If the Holder shall convert this Debenture during any quarter, the Company shall pay to the Holder, upon conversion, the pro-rata portion of accrued interest payable through the conversion date.

Article 2.  Method of Payment

      This Debenture must be surrendered to the Company in order for the Holder to receive payment of the principal amount hereof. The Company shall pay the principal of and interest on this Debenture in United States dollars. However, the Company may pay principal and interest by a check payable in such money. The Company may draw a check for the payment of interest to the order of the Holder of this Note and mail it to the Holder's address as shown on the Register (as defined in Section 7.2 below). Interest and principal payments shall be subject to withholding under applicable United States Federal Internal Revenue Service Regulations.

Article 3.  Conversion

     Section 3.1.  Conversion Privilege

      (a) The Holder of this Debenture shall have the right, at its option, to convert it into shares of common stock, par value $0.10 per share, of the Company ("Common Stock") at any time which is before the close of business on the Maturity Date, except as set forth in Section 3.1(c) below. The number of shares of Common Stock issuable upon the conversion of this Debenture is determined by dividing the principal amount hereof to be converted plus all accrued interest thereon minus any required withholding by the conversion price in effect on the conversion date (as defined in paragraph (b) of this Section 3.1 below) and rounding the result to the nearest 1/100th of a share. On conversion, no payment of or adjustment (other than as provided in the previous sentence) for accrued interest shall be made whether or not such conversion occurs before, on or after an interest payment date.

      (b) The conversion price is Seventy Five Percent (75%) of the current market price of the Common Stock on the conversion date.

     (c) Less than all of the principal amount of this Debenture may be converted into Common Stock if the portion converted is $10,000 or a whole multiple of $10,000 and the provisions of this
Article 3 that apply to the conversion of all of the Debenture also apply to the conversion of a portion of it. All accrued interest on this Debenture shall be added to the amount converted if less than all of the principal amount of this Debenture is converted and shall be deemed to be paid and discharged thereby. This Debenture may not be converted until Sixty (60) days following the closing of the purchase of this Debenture.

      (d) In the event any Debentures remain outstanding on the second anniversary of the date hereof, the unconverted portion of such Debentures will automatically be converted into shares of Common Stock on such date in the manner set forth in this Section 3.1.

       Section 3.2. Conversion Procedure. To convert this Debenture into Common Stock, the Holder must (a) complete and sign the Notice of Conversion attached hereto, (b) surrender the Debenture to the Company, (c) furnish appropriate endorsements and transfer documents if so requested by the Company and (d) subject to Section 3.4 pay any transfer or similar tax if required by the Company. The date upon which all of the foregoing requirements are satisfied is the conversion date. Within five business days thereafter, the Company shall deliver a certificate for the number of full shares of Common Stock issuable upon the conversion and a check for any fraction of a share. The person in whose name the certificate of Common Stock is to be registered shall be treated as a shareholder of record on and after the conversion date. No payment or adjustment shall be made for accrued interest on a converted Debenture whether the conversion date is on, at or after an interest payment date. If one person converts more than one Debenture at the same time, the number of full shares issuable upon the conversion shall be based on the total principal amount of Debentures converted. Upon surrender of a Debenture that is to be converted in part, the Company shall issue to the Holder a new Debenture equal in principal amount to the unconverted portion of the Debenture surrendered.

      Section 3.3. Fractional Shares. The Company shall not issue a fractional share of Common Stock upon the conversion of this Debenture. Instead, the Company shall pay in lieu of any fractional share the cash value thereof at the then current market price of the Common Stock as determined under Section 3.7 below.

      Section 3.4. Taxes on Conversion. The Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of Common Stock upon the conversion of this Debenture. However, the Holder shall pay any such tax which is due because the shares are issued in a name other than its name.

      Section 3.5. Company to Reserve Stock. The Company shall reserve out of its authorized but unissued Common Stock or Common Stock held in treasury enough shares of Common Stock to permit the conversion of this Debenture. All shares of Common Stock which may be issued upon the conversion hereof shall be fully paid and nonassesssable.

      Section 3.6. Restrictions on Transfer. This Debenture and the Common Stock issuable upon the conversion hereof have not been registered under the Securities Act of 1933 (the "Act") and have been sold pursuant to Regulation S under the Act ("Regulation S"). The Debentures may not be transferred or resold in the United States, or to a U.S. Person, or to or for the account or benefit of a U.S. Person (as defined in Regulation
S) for a period of Forty (40) days from the date hereof and thereafter may only be offered or sold pursuant to registration under or an exemption from the Act.

     Section 3.7.  Current Market Price.

      (a) In Sections 3.1 and 3.3, the current market price per share of Common Stock on any date is the average of the quoted prices of the Common Stock for five consecutive trading days ending on the trading day before the date in question.

      (b) As used in this Section 3.7, the term quoted price shall mean (i) the closing bid prices thereof on any such trading date, as reported by Bloomberg, L.P. or (ii) in the event the Common Stock is not reported on such system, the fair market value of the Common Stock as determined by the Board of Directors of the Company in its good faith judgment.

      Section 3.8. Mergers, Etc. If the Company merges or consolidates with another corporation or sells or transfers all or substantially all of its assets to another person and the holders of the Common Stock are entitled to receive stock, securities or property in respect of or in exchange for Common Stock, then as a condition of such merger, consolidation, sale or transfer, the Company and any such successor, purchaser or transferee shall amend this Debenture to provide that it may thereafter be converted on the terms and subject to the conditions set forth above into the kind and amount of stock, securities or property receivable upon such merger, consolidation, sale or transfer by a holder of the number of shares of Common Stock into which this Debenture might have been converted immediately before such merger, consolidation, sale or transfer, subject to adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 3.

Article 4.  Mergers

     The Company shall not consolidate or merge into, or transfer all or substantially all of its assets to, any person, unless such person assumes the obligations of the Company under this Debenture and immediately after such transaction no Event of Default exists. Any reference herein to the Company shall refer to such surviving or transferee corporation and the obligations of the Company shall terminate upon such assumption.

Article 5.  Reports

     The Company will mail to the Holder hereof at its address as shown on the Register a copy of any annual, quarterly or current report that it files with the Securities and Exchange Commission promptly after the filing thereof and a copy of any annual, quarterly or other report or proxy statement that it gives to its shareholders generally at the time such report or statement is sent to shareholders.

Article 6.  Defaults and Remedies

      Section 6.1. Events of Default. An "Event of Default" occurs if (a) the Company does not make the payment of the principal of this Debenture when the same becomes due and payable at maturity, upon redemption or otherwise, (b) the Company does not make a payment for a period of 5 days thereafter, (c) the Company fails to comply with any of its other agreements in this Debenture and such failure continues for the period and after the notice specified below, (d) the Company pursuant to or within the meaning of any Bankruptcy Law (as hereinafter defined): (i) commences a voluntary case; (ii) consents to the entry of an order for relief against it in an involuntary case; (iii) consents to the appointment of a Custodian (as hereinafter defined) of it or for all or substantially all of its property or
(iv) makes a general assignment for the benefit of its creditors or (v) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (A) is for relief against the Company in an involuntary case; (B) appoints a Custodian of the  Company  or for all or substantially all of its property  or
(C) orders the liquidation of the Company, and the order or decree remains unstayed and in effect for 60 days. As used in this Section 6.1, the term "Bankruptcy Law" means Title 11 of the United States Code or any similar federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law. A default under clause (c) above is not an Event of Default until the holders of at least 25% of the aggregate principal amount of the Debentures notify the Company of such default and the Company does not cure it within 5 days after the receipt of such notice, which must specify the default, demand that it be remedied and state that it is a "Notice of Default."

      Section 6.2. Acceleration. If an Event of Default occurs and is continuing, the Holder hereof by notice to the Company, may declare the principal of and accrued interest on this Debenture to be due and payable. Upon such declaration, the principal and interest hereof shall be due and payable immediately.

Article 7.  Registered Debentures

      Section 7.1. Series. This Debenture is one of a numbered series of Debentures having an aggregate principal amount of not more than $5,000,000 which are identical except as to the principal amount and date of issuance thereof and as to any restriction on the transfer thereof in order to comply with the Securities Act of 1933 and the regulations of the Securities and Exchange Commission promulgated thereunder. Such Debentures are referred to herein collectively as the "Debentures". The Debentures shall be issued in whole multiples of $10,000.

      Section 7.2. Record Ownership. The Company shall maintain a register of the holders of the Debentures (the "Register") showing their names and addresses and the serial numbers and principal amounts of Debentures issued to or transferred of record by them from time to time. The Register may be maintained in electronic, magnetic or other computerized form. The Company may treat the person named as the Holder of this Debenture in the Register as the sole owner of this Debenture. The Holder of this Debenture is the person exclusively entitled to receive payments of interest on this Debenture, receive notifications with respect to this Debenture, convert it into Common Stock and otherwise exercise all of the rights and powers as the absolute owner hereof.

      Section 7.3. Registration of Transfer. Transfers of this Debenture may be registered on the books of the Company maintained for such purpose pursuant to Section 7.2 above (i.e., the Register). Transfers shall be registered when this Debenture is presented to the Company with a request to register the transfer hereof and the Debenture is duly endorsed by the appropriate person, reasonable assurances are given that the endorsements are genuine and effective, and the Company has received evidence satisfactory to it that such transfer is rightful and in compliance with all applicable laws, including tax laws and state and federal securities laws. When this
Debenture is presented for transfer and duly transferred hereunder, it shall be canceled and a new Debenture showing the name of the transferee as the record holder thereof shall be issued in lieu hereof. When this Debenture is presented to the Company with a reasonable request to exchange it for an equal principal amount of Debentures of other denominations, the Company shall make such exchange and shall cancel this Debenture and issue in lieu thereof Debentures having a total principal amount equal to this Debenture in the denominations requested by the Holder. The Company may charge a reasonable fee for any registration of transfer or exchange other than one occasioned by a notice of redemption or the conversion hereof.

      Section 7.4. Worn and Lost Debentures. If this Debenture becomes worn, defaced or mutilated but is still substantially intact and recognizable, the Company or its agent may issue a new Debenture in lieu hereof upon its surrender. Where the Holder of this Debenture claims that the Debenture has been lost, destroyed or wrongfully taken, the Company shall issue a new Debenture in place of the original Debenture if the Holder so requests by written notice to the Company actually received by the Company before it is notified that the Debenture has been acquired by a bona fide purchaser and the Holder has delivered to the Company an indemnity bond in such amount and issued by such surety as the Company deems satisfactory together with an affidavit of the Holder setting forth the facts concerning such loss, destruction or wrongful taking and such other information in such form with such proof or verification as the Company may request.

Article 8.  Notices

      Any notice which is required or convenient under the terms of this Debenture shall be duly given if it is in writing and delivered in person or mailed by first class mail, postage prepaid and directed to the Holder of the Debenture at its address as it appears on the Register or if to the Company to its principal executive offices. The time when such notice is sent shall be the time of the giving of the notice.

Article 9.  Time

      Where this Debenture authorizes or requires the payment of money or the performance of a condition or obligation on a Saturday or Sunday or a public holiday, or authorizes or requires the payment of money or the performance of a condition or obligation within, before or after a period of time computed from a certain date, and such period of time ends on a Saturday or a Sunday or a public holiday, such payment may be made or condition or obligation performed on the next succeeding business day, and if the period ends at a specified hour, such payment may be made or condition performed, at or before the same hour of such next succeeding business day, with the same force and effect as if made or performed in accordance with the terms of this Debenture. Where time is extended by virtue of the provisions of this
Article 9, such extended time shall not be included in the computation of interest.

Article 10.  Waivers

      The holders of a majority in principal amount of the Debentures may waive a default or rescind the declaration of an Event of Default and its consequences except for a default in the payment of principal of or interest on any Debenture.

Article 11.  Rules of Construction

      In this Debenture, unless the context otherwise requires, words in the singular number include the plural, and in the plural include the singular, and words of the masculine gender include the feminine and the neuter, and when the sense so indicates, words of the neuter gender may refer to any gender. The numbers and titles of sections contained in this Debenture are inserted for convenience of reference only, and they neither form a part of this Debenture nor are they to be used in the construction or interpretation hereof. Wherever, in this Debenture, a determination of the Company is required or allowed, such determination shall be made by a majority of the Board of Directors of the Company and if it is made in good faith, it shall be conclusive and binding upon the Company and the Holder of this Debenture.

Article 12.  Governing Law

      The validity, terms, performance and enforcement of this Debenture shall be governed and construed by the provisions hereof and in accordance with the laws of the State of New York applicable to agreements that are negotiated, executed, delivered and performed solely in the State of New York.

      IN WITNESS WHEREOF, the Company has duly executed this Debenture as of the date first written above.

                         ELECTROSOURCE, INC.

                         By_____________________________________

                         Name__________________________________

                         Title___________________________________

                      NOTICE OF CONVERSION

     [To be completed and signed only upon conversion of Debenture]

     The undersigned, the Holder of this Debenture, hereby irrevocably elects to exercise the right to convert it into common stock, par value $___ per share, of [Issuer] as follows:

[Complete if less than     ____________________Dollars($__________)*___
all of principal amount    ($10,000 or integral multiples of $10,000)
is to be converted]

[Signature must be         ___________________________________________
guaranteed if registered   (Name of Holder of shares if different than
holder of stock differs    registered Holder of Debenture)
from registered Holder of
Debenture)
                           ___________________________________________
                           (Address of Holder if different than address of registered Holder of Debenture)

                           __________________________________________
                           (Social Security or EIN of Holder of shares if different than Holder of Debenture)

     *If the principal amount of the Debenture to be converted is less than the entire principal amount thereof, a new
     Debenture for the balance of the principal amount shall be returned to the Holder of the Debenture.

Date:________________      Sign:_____________________________________
                                (Signature must conform in all respects
                                to name of Holder shown on face of this
                                Debenture)

Signature Guaranteed:


                       Assignment of Note

     The undersigned hereby sell(s) and assign(s) and transfer(s) unto

________________________________________________________________________
          (name, address and SSN or EIN of assignee)

__________________________________________________Dollars($_________)___
(principal amount of Debenture, $10,000 or integral multiples of $10,000)

of principal amount of this Debenture together with all accrued interest hereon.

Date:________             Sign:__________________________________________
                          (Signature must conform in all respects to
                           name of Holder shown on face of Debenture)

Signature Guaranteed: